Exhibit 5.1

February 22, 2022

RPT Realty 19 West 44th Street Suite 1002 New York, New York 10036
Re:	RPT Realty, a Maryland real estate investment trust (the “Company”)

Ladies and Gentlemen:

We have acted as Maryland real estate investment trust counsel to the Company in connection with certain matters of Maryland law arising out of the registration of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of the Company having a maximum aggregate offering price of up to $150,000,000 (the “Shares”) to be sold in an at-the-market offering (the “Offering”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-262871) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on February 18, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland real estate investment trust counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)          the declaration of trust of the Company (the “Declaration of Trust”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 2, 1997, Articles Supplementary filed with the Department on October 2, 1997 and Articles of Merger filed with the Department on December 18, 1997 and December 31, 1997, a Certificate of Correction filed with the Department on April 23, 2002, Articles Supplementary filed with the Department on November 8, 2002, Articles Supplementary filed with the Department on June 1, 2004, Articles Supplementary filed with the Department on June 9, 2005, Articles of Amendment filed with the Department on June 9, 2005, Articles Supplementary filed with the Department on December 12, 2007, Articles Supplementary filed with the Department on April 2, 2009, Articles Supplementary filed with the Department on September 8, 2009, Articles of Amendment filed with the Department on June 9, 2010, Articles of Restatement filed with the Department on June 9, 2010, Articles of Amendment filed with the Department on April 5, 2011, Articles Supplementary filed with the Department on April 5, 2011, Articles Supplementary filed with the Department on April 28, 2011, Articles of Amendment filed with the Department on September 21, 2012, Articles of Amendment filed with the Department on July 31, 2013, Articles of Amendment filed with the Department on November 9, 2018 and Articles of Amendment filed with the Department on February 28, 2020;

BALLARD SPAHR LLP

RPT Realty
February 22, 2022

(ii)          the Amended and Restated Bylaws of the Company, adopted as of November 13, 2018, as amended by the First Amendment to Amended and Restated Bylaws of the Company, effective as of February 13, 2020, and the Second Amendment to Amended and Restated Bylaws of the Company, effective as of March 27, 2020 (the “Bylaws”);

(iii)          the Written Consent of Trustees in Lieu of Organization Meeting, dated as of October 2, 1997 (the “Organizational Resolutions”);

(iv)          resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, on or as of February 10, 2022 and February 22, 2022 (the “Trustees’ Resolutions”);

(v)          the Registration Statement and the related form of prospectus and prospectus supplement included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)          a fully executed counterpart of the Equity Distribution Agreement, dated as of February 22, 2022 (the “Distribution Agreement”), by and among the Company, RPT Realty, L.P., a Delaware limited partnership of which the Company acts as the general partner (the “Operating Partnership”), and BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Robert W. Baird & Co. Incorporated and Truist Securities, Inc., as sales agents and/or principals (collectively, the “Agents”), JPMorgan Chase Bank, National Association, Bank of America, N.A., Bank of Montreal, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC and Truist Bank, as forward purchasers, and J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc., as forward sellers;

(vii)          a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(viii)          a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Resolutions and the Trustees’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying, among other things, as to the authorization, approval, execution and delivery of the Distribution Agreement; and

(ix)          such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

BALLARD SPAHR LLP

RPT Realty
February 22, 2022

In reaching the opinions set forth below, we have assumed the following:

(a)          each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)          each natural person executing any of the Documents is legally competent to do so;

(c)          any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)          the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)          none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Declaration of Trust relating to restrictions on ownership and transfer of shares of beneficial interest of the Company;

(f)          none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(g)          at all times from and after their date of issuance through the date of issuance of the Shares, all shares of beneficial interest of the Company (including the Shares) constitute, and will constitute, “transferable shares” under Section 856(a)(2) of the Internal Revenue Code of 1986, as amended;

(h)          the aggregate offering price of all of the Shares will not exceed $150,000,000, and the aggregate number of Shares to be issued and sold pursuant to the Distribution Agreement will not exceed the maximum number of Shares authorized for issuance and sale in the Trustees’ Resolutions;

(i)          the price per share to be received by the Company for each of the Shares to be issued and sold pursuant to the Distribution Agreement will be determined in accordance with, and will not be less than any applicable minimum price per share set forth in, the Trustees’ Resolutions; and

(j)          upon each issuance of any of the Shares subsequent to the date hereof, the total number of Common Shares of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of Common Shares that the Company is authorized to issue under the Declaration of Trust.

BALLARD SPAHR LLP

RPT Realty
February 22, 2022

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.          The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

2.          The Shares to be issued in the Offering have been duly authorized for issuance by the Company, and when such Shares are issued and delivered by the Company in exchange for the consideration therefor, as provided in, and in accordance with, the Distribution Agreement and the Trustees’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference into the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  We also consent to the identification of our firm as Maryland real estate investment trust counsel to the Company in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP